NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

STONE MOUNTAIN RESOURCES, INC.

AUTHORIZED COMMON STOCK: 100,000,000 SHARES
PAR VALUE $0.001

CUSIP NO. 861881 10 4

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of STONE MOUNTAIN RESOURCES, INC. *Common Stock*

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT

STONE MOUNTAIN RESOURCES, INC.
CORPORATE
Seal
DELAWARE

SECRETARY

NOTICE: BY ACCEPTING DELIVERY OF THIS CERTIFICATE THE RECORD HOLDER AND ANY ASSIGNEE(S) ACCEPT AND AGREE TO THE CONDITIONS UNDER "NOTICE" ON THE REVERSE.

COUNTERSIGNED
AMERICAN REGISTRAR & TRANSFER CO.
P.O. Box 1798, Salt Lake City, Utah 84110

By:
Registrar - Authorized Signature